UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2022

Aequi Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39715	85-2850133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Putnam Avenue, Suite 400

Greenwich, CT 06830

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 297-4075

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	ARBGU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	ARBG	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	ARBGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2022, the Board of Directors (the “Board”) of Aequi Acquisition Corp., a Delaware corporation (the “Company”), appointed Susan Hassan to serve as the Chief Operating Officer of the Company, effective as of July 1, 2022, and as a member of the Board.

Ms. Susan Hassan, age 51, founded Sea Dune Partners in October 2020, a firm providing capital and strategic advice to early-stage and growth companies, with a particular focus on women founders and entrepreneurs, since January 2022. Prior to founding Sea Dune Partners, Ms. Hassan was a partner with Valor Equity Partners, a private equity firm focusing on tech-enabled growth companies, from June 2015 to June 2017. Prior to joining Valor Equity Partners, Ms. Hassan was an attorney and a corporate partner at Skadden, Arps, Slate, Meagher & Flom LLP from October 1996 to May 2015. Ms. Hassan has served as an invited lecturer on corporate transactions at Harvard Law School and the University of Chicago Law School. In 2009, the Aspen Institute named Ms. Hassan a Henry Crown Fellow. She is a member of the Aspen Global Leadership Network. Ms. Hassan currently serves as the Vice Chair of the board of directors of CARE USA and on the board of CARE Enterprises, Inc. Ms. Hassan formerly served on the Board of Trustees of Equality Now, where she served as Board Chair. She has also served on the boards of directors of The Clean Energy Trust, where she served as Lead Director, the Women's Sports Foundation and the Chicago Public Library and is a member of the Economic Club of Chicago and a former board member and member of The Chicago Network. Ms. Hassan received a B.A. from the University of Michigan and a J.D. from the University of Michigan Law School.

There are no family relationships between Ms. Hassan and any director or executive officer of the Company. There are no transactions between the Company and Ms. Hassan that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, in September 2022, the Company and Ms. Hassan entered into a certain letter agreement, registration rights agreement and indemnification agreement, which are substantially similar to the letter agreement, registration rights agreement and indemnification agreements, respectively, entered into by the other officers and directors in connection with the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2022

AEQUI ACQUISITION CORP.

By:	/s/ Hope S. Taitz
	Name:	Hope S. Taitz
	Title:	Chief Executive Officer and interim Chief Financial Officer